 EXHIBIT 16

March 28, 2011

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, N. E.
Washington, D.C.  20549

Ladies and Gentlemen:

We have read the comments made regarding us in Item 4.01 of Form 8-K of DecisionPoint Systems, Inc. dated March 28, 2011 and filed April 1, 2011, as contained in the first and second paragraphs of Item 4.01, and are in agreement with those statements.

/s/ Crowe Horwath LLP

Crowe Horwath LLP
New York, New York

cc:	Mr. Jay B. Sheehy
Audit Committee Chairman
DecisionPoint Systems, Inc.